UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Valence Technology, Inc. (the “Company”) and Berg & Berg Enterprises, LLC (“Berg & Berg”) are parties to two loan agreements dated July 17, 1990 and October 5, 2001, respectively (each of which was previously amended).  On July 27, 2011, Berg & Berg and the Company agreed to further amend these loan agreements to extend the maturity date of the loans from September 30, 2012 to September 30, 2015.  The managing member of Berg & Berg is Carl E. Berg, who is the Chairman of the Company's Board of Directors and the principal stockholder of the Company.  The letter amendment effecting this extension of maturity date is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1
(Omnibus) Amendment No. 15 to Loan Agreement dated July 17, 1990 between the Company and Baccarat Electronics, Inc. (subsequently transferred to Berg & Berg Enterprises, LLC) and Amendment No. 7 to Loan Agreement dated October 5, 2001 between the Company and Berg & Berg Enterprises, LLC, each dated as of July 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2011	VALENCE TECHNOLOGY, INC.

	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1
(Omnibus) Amendment No. 15 to Loan Agreement dated July 17, 1990 between the Company and Baccarat Electronics, Inc. (subsequently transferred to Berg & Berg Enterprises, LLC) and Amendment No. 7 to Loan Agreement dated October 5, 2001 between the Company and Berg & Berg Enterprises, LLC, each dated as of July 27, 2011.